Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1998-C
                                Monthly Servicing Report

Collection Period                                          October, 1998
Distribution Date                                               11/16/98

                                                                  Dollar Amount
Total Portfolio                                             $  2,300,021,862.20
Total Securities                                               2,346,000,000.00
Class A-1 Notes                                                  300,000,000.00
Class A-2 Notes                                                  300,000,000.00
Class A-3 Notes                                                  650,000,000.00
Class A-4 Notes                                                  712,000,000.00
Class A-5 Notes                                                  200,000,000.00
Class B Notes                                                     92,000,000.00
Class C Certificates                                              46,000,000.00
Class D Certificates                                              46,000,000.00

I. COLLECTIONS
Interest:
Simple Interest Receivables Interest
         Interest Collections                               $     13,768,425.50
     Repurchased Loan Proceeds Related to Interest                    44,901.94
          Total Simple Interest Receivables Interest              13,813,327.44
Pre Computed Receivables Interest Collections                      2,538,195.68
          Total Interest Collections                              16,351,523.12

Servicer Advances:
     Simple Interest Servicer Advances                      $      2,801,763.97
     Precomputed Servicer Advances                                   769,265.54
          Total Servicer Advances                                  3,571,029.51

Principal:
Simple Interest Receivables Principal
    Principal Collections                                   $     33,309,369.18
    Prepayments in Full                                           24,619,962.90
    Repurchased Loan Proceeds Related to Principal                 3,574,532.69
    Other Refunds Related to Principal                                27,184.48
         Total Simple Interest Receivables Principal              61,531,049.25
Pre Computed Receivables Principal
     Principal Collections                                  $      7,189,422.18
     Prepayments in Full                                           4,814,317.37
     Prepayments in Full Due to Administrative Repurchases           235,225.01
     Payahead Draws                                                  464,311.91
          Total Pre Computed Receivables Principal                12,703,276.47
Liquidation Proceeds                                                 891,282.33
Recoveries from Prior Month Charge-Offs                                2,417.87
          Total Principal Collections                             75,128,025.92
Aggregate Losses for Collection Period                             1,557,809.14
          Total Regular Principal Reduction                       76,354,501.90

Total Collections                                            $    95,050,578.55

                                                                  Amount
                                                              Per $1,000 of
                                                                 Original
II. DISTRIBUTIONS                                Amount          Principal

Total Collections                           $95,050,578.55         $      40.52
Reserve Account Release                               0.00                 0.00
Reserve Account Draw                                  0.00                 0.00
Total Available for Distribution             95,050,578.55                40.52

Servicing Fee:
Servicing Fee Due                            $1,736,215.24        $        0.74
Servicing Fee Paid                            1,736,215.24                 0.74
Servicing Fee Shortfall                               0.00                 0.00

Interest:
Class A-1 Notes Monthly Interest
     Class A-1 Notes Monthly Interest Due    $  278,316.58        $        0.93
     Class A-1 Notes Monthly Interest Paid      278,316.58                 0.93
     Class A-1 Notes Monthly Interest Shortfall       0.00                 0.00
     Class A-1 Notes Interest Carryover Shortfall     0.00                 0.00
     Change in Class A-1 Int Carryover Shortfall      0.00                 0.00

Class A-2 Notes Monthly Interest
     Class A-2 Notes Monthly Interest Due   $ 1,512,000.00        $        5.04
     Class A-2 Notes Monthly Interest Paid    1,512,000.00                 5.04
     Class A-2 Notes Monthly Interest Shortfall       0.00                 0.00
     Class A-2 Notes Interest Carryover Shortfall     0.00                 0.00
     Change in Class A-2 Int Carryover Shortfall      0.00                 0.00

Class A-3 Notes Monthly Interest
     Class A-3 Notes Monthly Interest Due   $ 3,103,750.00        $        4.78
     Class A-3 Notes Monthly Interest Paid    3,103,750.00                 4.78
     Class A-3 Notes Monthly Interest Shortfall       0.00                 0.00
     Class A-3 Notes Interest Carryover Shortfall     0.00                 0.00
     Change in Class A-3 Int Carryover Shortfall      0.00                 0.00

Class A-4 Notes Monthly Interest
     Class A-4 Notes Monthly Interest Due   $ 3,447,266.67        $        4.84
     Class A-4 Notes Monthly Interest Paid    3,447,266.67                 4.84
     Class A-4 Notes Monthly Interest Shortfall       0.00                 0.00
     Class A-4 Notes Interest Carryover Shortfall     0.00                 0.00
     Change in Class A-4 Int Carryover Shortfall      0.00                 0.00

Class A-5 Notes Monthly Interest
     Class A-5 Notes Monthly Interest Due   $   976,666.67       $         4.88
     Class A-5 Notes Monthly Interest Paid      976,666.67                 4.88
     Class A-5 Notes Monthly Interest Shortfall       0.00                 0.00
     Class A-5 Notes Interest Carryover Shortfall     0.00                 0.00
     Change in Class A-5 Int Carryover Shortfall      0.00                 0.00

Class B Notes Monthly Interest
     Class B Notes Monthly Interest Due     $   464,600.00       $         5.05
     Class B Notes Monthly Interest Paid        464,600.00                 5.05
     Class B Notes Monthly Interest Shortfall         0.00                 0.00
     Class B Notes Interest Carryover Shortfall       0.00                 0.00
     Change in Class B Int Carryover Shortfall        0.00                 0.00

Total Note Monthly Interest
     Total Note Monthly Interest Due        $ 9,782,599.92       $         4.34
     Total Note Monthly Interest Paid         9,782,599.92                 4.34
     Total Note Monthly Interest Shortfall            0.00                 0.00
     Total Note Interest Carryover Shortfall          0.00                 0.00
     Change in Total Note Int Carryover Shortfall     0.00                 0.00

Class C Certificates Monthly Interest
     Class C Certificates Monthly Interest Due$  241,500.00      $         5.25
     Class C Certificates Monthly Interest Paid  241,500.00                5.25
     Class C Certificates Monthly In Shortfall         0.00                0.00
     Class C Certs Int Carryover Shortfall             0.00                0.00
     Change in Class C Int Carryover Shortfall         0.00                0.00

Class D Certificates Monthly Interest
     Class D Certificates Monthly Interest Due$  295,166.67      $         6.42
     Class D Certificates Monthly Interest Paid  295,166.67                6.42
     Class D Certificates Monthly Int Shortfall        0.00                0.00
     Class D Certs Int Carryover Shortfall             0.00                0.00
     Change in Class D Int Carryover Shortfall         0.00                0.00

Total Note and Certificate Monthly Interest
     Total Note and Certs Monthly Int Due    $10,319,266.59      $         4.40
     Total Note and Certs Monthly Int Paid    10,319,266.59                4.40
     Total Note and Certs Monthly Int Shortfall        0.00                0.00
     Total Note and Certs Int Carryover Shortfall      0.00                0.00
     Change in Total Note and Certs Int
          Carryover Shortfall                 $        0.00      $         0.00

Total Available for Principal Distribution   $82,995,096.72

Principal:
Principal Distribution Amounts
     First Priority Distribution Amount   $            0.00   $            0.00
     Second Priority Distribution Amount       4,456,985.06                1.90
     Regular Principal Distribution Amount   351,375,068.12              149.78
          Principal Distribution Amount      355,832,053.18              151.68

Principal Distribution Amounts Paid
     Class A-1 Notes Monthly Principal Pd $   55,832,053.18   $          186.11
     Class A-2 Notes Monthly Principal Pd     27,163,043.54               90.54
     Class A-3 Notes Monthly Principal Pd              0.00                0.00
     Class A-4 Notes Monthly Principal Pd              0.00                0.00
     Class A-5 Notes Monthly Principal Pd              0.00                0.00
     Class B Notes Monthly Principal Pd                0.00                0.00
          Total Note Principal Pd             82,995,096.72               36.82

     Class C Certs Monthly Principal Paid $            0.00   $            0.00
     Class D Certs Monthly Principal Paid              0.00                0.00
          Total Monthly Principal Paid        82,995,096.72               35.38

Collections Released to Servicer          $            0.00

Total Available for Distribution          $   95,050,578.55
Total Distributions (incl Servicing Fee)  $   95,050,578.55

III. POOL BALANCE AND PORTFOLIO INFORMATION
Balances and Pool Factors:                Beginning             Ending
     Aggregate Balance of Notes         2,009,832,053.18    $  1,926,836,956.46
     Note Pool Factor                          0.8916735              0.8548522
     Class A-1 Notes Balance               55,832,053.18                   0.00
     Class A-1 Notes Pool Factor               0.1861068              0.0000000
     Class A-2 Notes Balance              300,000,000.00         272,836,956.46
     Class A-2 Notes Pool Factor               1.0000000              0.9094565
     Class A-3 Notes Balance              650,000,000.00         650,000,000.00
     Class A-3 Notes Pool Factor               1.0000000              1.0000000
     Class A-4 Notes Balance              712,000,000.00         712,000,000.00
     Class A-4 Notes Pool Factor               1.0000000              1.0000000
     Class A-5 Notes Balance              200,000,000.00         200,000,000.00
     Class A-5 Notes Pool Factor               1.0000000              1.0000000
     Class B Notes Balance                 92,000,000.00          92,000,000.00
     Class B Notes Pool Factor                 1.0000000              1.0000000
     Class C Certificates Balance          46,000,000.00          46,000,000.00
     Class C Certificates Pool Factor          1.0000000              1.0000000
     Class D Certificates Balance          46,000,000.00          46,000,000.00
     Class D Certificates Pool Factor          1.0000000              1.0000000
     Total Note and Certificate Balance 2,101,832,053.18       2,018,836,956.46
Portfolio Information:
     Weighted Average Coupon (WAC)                 11.12%                 11.12%
     Weighted Average Remaining Maturity (WAM)     46.00                  45.16
     Remaining Number of Receivables             161,108                157,883
     Portfolio Receivable Balance    $  2,083,458,292.79    $  2,005,375,068.12
IV. OVERCOLLATERALIZATION INFORMATION
Specified Overcollateralization Amount                      $      8,553,641.37
Specified Credit Enhancement Amount                               20,053,750.68

V. RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance                           $     11,500,109.31
Specified Reserve Account Balance                                 11,500,109.31
     Reserve Release Amount                                                0.00
Reserve Account Draws                                                      0.00
     Interim Reserve Account Balance                              11,500,109.31
Reserve Account Deposits Made                                              0.00
Ending Reserve Account Balance                                    11,500,109.31
Change in Reserve Account Balance                                          0.00

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
Liquidated Contracts:
     Liquidation Proceeds                                   $        891,282.33
     Recoveries from Prior Month Charge-Offs                           2,417.87
Aggregate Losses for Collection Period                             1,557,809.14
Charge-off Rate for Collection Period (annualized)                         0.38%
Cumulative Net Losses for all Periods                              1,609,424.30
Delinquent Receivables:
     31-60 Days Delinquent                                  $     27,511,294.58
     61-90 Days Delinquent                                         2,525,208.94
     91-120 Days Delinquent                                          427,132.12
     Over 120 Days Delinquent                                        203,519.42
Repossesion Inventory                                       $      2,695,733.65

Ratio of Net Losses to the Average Pool Balance:
     Second Preceding Collection Period                                  0.1362%
     Preceding Collection Period                                         0.3820%
     Current Collection Period                                           0.3898%
     Three Month Average                                                 0.3027%
Ratio of 60+ Delinquent Contracts to Outstanding Receivables
     Second Preceding Collection Period                                  0.1147%
     Preceding Collection Period                                         0.1750%
     Current Collection Period                                           0.1317%
     Three Month Average                                                 0.1405%



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